EX. FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Calamos Convertible Opportunities and Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, no par value	457(o)(1)	--	--	$100,000,000.00	.0000927	$9,270.00
Fees to Be Paid	Equity	Preferred shares, no par value	456(b) and 457(r)(2)	--	--	--	--	--
Fees to Be Paid	Debt	Debt securities	456(b) and 457(r)(2)	--	--	--	--	--
Fees Previously Paid	--	--	--	--	--	--	--	--
Carry Forward Securities
Carry Forward Securities	Equity	Common shares, no par value per share	Rule 415(a)(6)	(3)	(3)	$100,000,000.00	0.0001212	$12,120.00	N-2/A	333-229042	March 1, 2019	$9,853.03
Carry Forward Securities	Equity	Preferred shares, no par value	456(b) and 457(r)(2)	--	--	--	--	--	N-2/A	333-229042	March 1, 2019
Carry Forward Securities	Debt	Debt securities	456(b) and 457(r)(2)	--	--	--	--	--	N-2/A	333-229042	March 1, 2019
	Total Offering Amounts					$100,000,000.00		$9,270.00
	Total Fees Previously Paid							--
	Total Fee Offsets							$9,270.00
	Net Fee Due							$0.00

(1) An indeterminate number of common shares is being registered as may from time to time be offered, on an immediate, continuous or delayed basis, at indeterminate prices.

(2) In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. Any registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(3) An indeterminate number of common shares was registered as may from time to time be offered, on an immediate, continuous or delayed basis, at indeterminate prices.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Calamos Convertible Opportunities and Income Fund	N-2/A	333-229042	March 1, 2019		$9,270.00	(1)	Equity	Common shares, no par value		$82,108,575
Fee Offset Sources	Calamos Convertible Opportunities and Income Fund	N-2/A	333-229042		February 22, 2019							$11,998.80	(2)
Fee Offset Sources	Calamos Convertible Opportunities and Income Fund	N-2	333-229042		December 27, 2018							$121.20	(2)

(1) The Registrant has terminated or completed any offering that included the unsold securities under the prior registration statement.

(2) On December 27, 2018, the Registrant submitted a registration statement on Form N-2 (“Registration Statement”) and concurrently submitted a fee of $121.20. On February 22, 2019, the Registrant submitted Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (together with the Registration Statement, the “2019 Registration Statement”) and concurrently submitted a fee of $11,998.80. The Registration Statement related to the Registrant’s offer and sale from time to time of shares of the registrant’s common shares (no par value per share), preferred shares (no par value per share) or debt securities, having an aggregate gross sales price of up to $100 million under an at-the-market program. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $9,853.03, the amount of the prior registration fee attributable to the unsold securities under the 2019 Registration Statement, is available to offset the current registration fee. Following the filing of this registration statement, $583.03 will remain available to offset future registration fees.